UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2006

EVERCORE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, 43rd Floor	10055
New York, New York
(Address of principal executive offices)	(Zip Code)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

(a) The information set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets” is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

(a) – (e) On December 19, 2006, Evercore Partners Inc. (the “Company”) completed the previously announced acquisition of all of the outstanding share capital of Braveheart Financial Services Limited (“Braveheart”) pursuant to the sale and purchase agreement, dated July 31, 2006, by and among the Company, Bernard J. Taylor and Julian P. Oakley (the “Purchase Agreement”), as amended by the Closing Agreement, dated December 19, 2006 by and among Bernard J. Taylor, Julian P. Oakley and the Company (the “Closing Agreement”). Pursuant to the Purchase Agreement and Closing Agreement, the Company paid to Messrs. Taylor and Oakley, as the sole holders of ordinary shares of Braveheart, an aggregate of 1,771,820 shares of the Company’s Class A Common Stock as consideration for all of the outstanding ordinary shares of Braveheart. In addition, the Company paid to Mr. Taylor, as the sole holder of preference shares of Braveheart, a total of £200,181 as consideration for all of the preference shares of Braveheart. At the Company’s sole discretion, an additional aggregate of 590,607 shares of the Company’s Class A Common Stock may be issued to Mr. Taylor and Mr. Oakley as additional consideration for the ordinary shares of Braveheart at any time prior to the seventh anniversary of the Closing Agreement, in accordance with the Purchase Agreement and Closing Agreement, to reflect the success of Braveheart. The Company also issued loan notes to Mr. Taylor and Mr. Oakley in the amounts of $2 million and $1 million, respectively, representing the “earn-out” consideration to which they were entitled under the Purchase Agreement and the Closing Agreement.

A copy of the Purchase Agreement was attached as Exhibit 10.15 to the Company’s current report on Form S-1/A filed on August 9, 2006 and is incorporated herein by reference as though fully set forth herein. A copy of the Closing Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary description of the Purchase Agreement, the Closing Agreement and the transactions contemplated by each such document is not intended to be complete and is qualified in its entirety by the complete text of the Purchase Agreement and the Closing Agreement.

On December 21, 2006, the Company issued a press release announcing the consummation of the acquisition of Braveheart. A copy of the press release is attached hereto as Exhibit 99.1. All information in the press release is furnished but not filed.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements Of Businesses Acquired.

The financial statements required to be filed as part of this report will be filed by an amendment pursuant to Item 9.01(a)(4) within 71 days after the date on which this report is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial statements required to be filed as part of this report will be filed by an amendment pursuant to Item 9.01(b)(2) within 71 days after the date on which this report is required to be filed.

(d) Exhibits

10.1	Closing Agreement, dated as of December 19, 2006 by and among Bernard J. Taylor, Julian P. Oakley and Evercore Partners Inc.

99.1	Press release of Evercore Partners Inc. dated December 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERCORE PARTNERS INC.

Date: December 21, 2006	By:	/s/ Adam B. Frankel
Adam B. Frankel
	Title:	General Counsel

EVERCORE PARTNERS INC.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Closing Agreement, dated as of December 19, 2006 by and among Bernard J. Taylor, Julian P. Oakley and Evercore Partners Inc.

99.1	Press release of Evercore Partners Inc. dated December 21, 2006.